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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-106801 of our report dated March 29, 2005, relating to the consolidated financial statements of Interline Brands, Inc., a New Jersey Corporation, and its subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche, LLP

Jacksonville, Florida
May 9, 2005

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  Exhibit 23.1